   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1996

                                    REGISTRATION NOS. 333-       AND 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                   FIRST UNION CORPORATION                                      FIRST UNION INSTITUTIONAL CAPITAL I

    (Exact name of registrant as specified in its charter)        (Exact name of registrant as specified in its Issuer Agreement)

                        NORTH CAROLINA                                                       DELAWARE

(State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of incorporation or organization)

                             6711                                                              6719

                 (Primary standard industrial                                      (Primary standard industrial

                 classification code number)                                        classification code number)

                          56-0898180                                                        APPLIED FOR

             (I.R.S. Employer Identification No.)                              (I.R.S. Employer Identification No.)

                    ONE FIRST UNION CENTER                                          C/O FIRST UNION CORPORATION

             CHARLOTTE, NORTH CAROLINA 28288-0013                                     ONE FIRST UNION CENTER

                        (704) 374-6565                                         CHARLOTTE, NORTH CAROLINA 28288-0013

                                                                                          (704) 374-6565

(Address, including zip code, and telephone number, including   (Address, including zip code, and telephone number, including area

   area code, of registrant's principal executive offices)              code, of registrant's principal executive offices)


                          MARION A. COWELL, JR., ESQ.
                   EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-1306
                                 (216) 689-6300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                            MITCHELL S. EITEL, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
    As promptly as practicable after the effective date of this Registration
                                   Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

           TITLE OF EACH CLASS                                       PROPOSED MINIMUM       PROPOSED MAXIMUM
             OF SECURITIES TO                   AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING
              BE REGISTERED                    REGISTERED (1)          PER UNIT (2)             PRICE (2)
Junior Subordinated Deferrable Interest
  Debentures of First Union Corporation
  (2)...................................        $500,000,000             $1,000.00            $500,000,000
8.04% Capital Securities of First Union
  Institutional Capital I (3)...........           500,000               $1,000.00            $500,000,000
First Union Corporation Guarantee with
  respect to Capital Securties (3)(4)...             N/A                    N/A                    N/A
Total...................................       $500,000,000(5)             100%              $500,000,000(5)

           TITLE OF EACH CLASS                    AMOUNT OF
             OF SECURITIES TO                   REGISTRATION
              BE REGISTERED                          FEE
Junior Subordinated Deferrable Interest
  Debentures of First Union Corporation
  (2)...................................             N/A
8.04% Capital Securities of First Union
  Institutional Capital I (3)...........          $151,516
First Union Corporation Guarantee with
  respect to Capital Securties (3)(4)...             N/A
Total...................................          $151,516

(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures were purchased by First Union Institutional Capital I with the proceeds of the sale of the Capital Securities. No separate consideration will be received from purchasers of Capital Securities for the Junior Subordinated Deferrable Interest Debentures.
(3) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of First Union Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of First Union Corporation under the Indenture, the rights of holders of Capital Securities of First Union Institutional Capital I under the Trust Agreement, the rights of holders of the Capital Securities under the Guarantee of First Union Corporation and the Expense Agreement entered into by First Union Corporation, which taken together fully and unconditionally guarantee the obligations of First Union Institutional Capital I under the Capital Securities.
(4) No separate consideration will be received for the First Union Corporation Guarantee.
(5) Such amounts represent the aggregate liquidation amount of Capital Securities to be issued and exchanged hereunder and the principal amount of Junior Subordinated Deferrable Interest Debentures that may be distributed upon liquidation of First Union Institutional Capital I.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE OR UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
            SHOWING THE LOCATION IN THE PROSPECTUS OF THE RESPONSES
                      TO THE ITEMS OF PART I OF FORM S-4.

FORM S-4 ITEM                                                                 LOCATION IN PROSPECTUS
   1.    Forepart of Registration Statement and Outside Front Cover Page of
         Prospectus.........................................................  OUTSIDE FRONT COVER PAGE; FACING PAGE
   2.    Inside Front and Outside Back Cover Pages of Prospectus............  AVAILABLE INFORMATION; TABLE OF CONTENTS
   3.    Risk Factors, Ratio of Earnings to Fixed Charges and Other
         Information........................................................  RISK FACTORS; CONSOLIDATED RATIOS OF EARNINGS TO
                                                                              FIXED CHARGES
   4.    Terms of the Transaction...........................................  OUTSIDE FRONT COVER PAGE; SUMMARY; THE ISSUER;
                                                                              THE CORPORATION; USE OF PROCEEDS;
                                                                              CAPITALIZATION; ACCOUNTING TREATMENT; THE
                                                                              EXCHANGE OFFER; DESCRIPTION OF NEW SECURITIES;
                                                                              DESCRIPTION OF OLD SECURITIES; RELATIONSHIP
                                                                              AMONG CAPITAL SECURITIES, SUBORDINATED
                                                                              DEBENTURES AND GUARANTEE; CERTAIN FEDERAL INCOME
                                                                              TAX CONSEQUENCES; CERTAIN ERISA CONSIDERATIONS;
                                                                              PLAN OF DISTRIBUTION
   5.    Pro Forma Financial Information....................................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                                              CAPITALIZATION
   6.    Material Contacts with the Company Being Acquired..................                         *
   7.    Additional Information Required for Reoffering by Persons and
         Parties Deemed to Be Underwriters..................................                         *
   8.    Interests of Named Experts and Counsel.............................  VALIDITY OF NEW SECURITIES; EXPERTS
   9.    Disclosure of Commission Position on Indemnification for Securities
         Act Liabilities....................................................                         *
  10.    Information with Respect to S-3 Registrants........................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                                              SUMMARY; THE CORPORATION
  11.    Incorporation of Certain Information by Reference..................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  12.    Information with Respect to S-2 or S-3 Registrants.................                         *
  13.    Incorporation of Certain Information by Reference..................                         *
  14.    Information with Respect to Registrants Other Than S-3 or S-2
         Registrants........................................................  AVAILABLE INFORMATION; THE ISSUER
  15.    Information with Respect to S-3 Companies..........................                         *
  16.    Information with Respect to S-2 or S-3 Companies...................                         *
  17.    Information with Respect to Companies Other Than S-2 or S-3
         Companies..........................................................                         *
  18.    Information if Proxies, Consents or Authorizations are to be
         Solicited..........................................................                         *
  19.    Information if Proxies, Consents or Authorizations are not to be
         Solicited, or in an Exchange Offer.................................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

* Not Applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER   , 1996
PROSPECTUS
(First Union                     $500,000,000
 logo appears           FIRST UNION INSTITUTIONAL CAPITAL I
 here)           OFFER TO EXCHANGE ITS 8.04% CAPITAL SECURITIES
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY
              AND ALL OF ITS OUTSTANDING 8.04% CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY
                            FIRST UNION CORPORATION

       The Exchange Offer and Withdrawal Rights will expire at 5:00 p.m.,
          New York City time, on             , 1997, unless extended.
     First Union Institutional Capital I, a business trust formed under the laws of the State of Delaware (the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $500,000,000 aggregate Liquidation Amount of its 8.04% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.04% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Old Capital Securities"), of which $500,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, First Union Corporation, a North Carolina corporation (the "Corporation"), is also exchanging (i) its guarantee with respect to the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee with respect to the New Capital Securities (the "New Guarantee"), and (ii) all of its outstanding 8.04% Junior Subordinated Deferrable Interest Debentures (the "Old Subordinated Debentures"), of which $515,464,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.04% Junior Subordinated Deferrable Interest Debentures (the "New Subordinated Debentures"), which New Guarantee and New Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Subordinated Debentures are collectively referred to herein as the "New Securities".
     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities". The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Issuer under the Registration Rights Agreement, dated as of November 27, 1996 (the "Registration Rights Agreement"), among the Corporation, the Issuer and the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).
                                                        (CONTINUED ON NEXT PAGE)
     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND CERTAIN RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                        A CRIMINAL OFFENSE.

            The date of this Prospectus is                   , 1996.

(cover page continued)

     The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer. The Corporation is the owner of all of the beneficial interests represented by the common securities of the Issuer (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Subordinated Debentures. The Subordinated Debentures will mature on December 1, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of New Securities" -- "Description of Capital Securities; SUBORDINATION OF COMMON SECURITIES".

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture relating to the Subordinated Debentures, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee") and Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee") (the Property Trustee and Delaware Trustee collectively, the "Issuer Trustees"),
(iii) the "Guarantee Agreement" means the Guarantee Agreement between the Corporation and Wilmington Trust Company, as trustee (the "Guarantee Trustee") providing a guarantee, on the terms and conditions described herein, for the benefit of holders of the Capital Securities (the "Guarantee"), and (iv) the "Expense Agreement" means the Expense Agreement between the Corporation and the Issuer. In addition, as the context may require, unless expressly stated otherwise, (i) the "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the "Subordinated Debentures" includes the Old Subordinated Debentures and the New Subordinated Debentures and (iii) the "Guarantee" includes the Old Guarantee and the New Guarantee.

     Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of New Securities -- Description of Capital Securities; FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER".

     Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1997, at the annual rate of 8.04% of the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The Corporation has the right to defer payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank PARI PASSU with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.04% per annum, compounded semi-annually, and holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities -- Description of Subordinated Debentures; OPTION TO EXTEND INTEREST PAYMENT PERIOD" and "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount".

     The Corporation has, through the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. See "Relationship Among Capital Securities, Subordinated Debentures and Guarantee -- Full and Unconditional Guarantee". The Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein. See "Description of Guarantee". If the Corporation does not make interest payments on the Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, under the

(cover page continued)
Indenture a holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment of such amounts. See "Description of New Securities -- Description of Subordinated Debentures; ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES". The obligations of the Corporation under the Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Corporation. See "Description of New Securities -- Description of Subordinated Debentures; SUBORDINATION").

     The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at maturity or their earlier redemption. The Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after December 1, 2006, in whole at any time or in part from time to time at the redemption prices set forth herein, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event (as defined herein), at a redemption price equal to the Special Event Redemption Price (as defined herein). See "Description of New
Securities -- Description of Capital Securities; REDEMPTION".

     The holder of the Common Securities (I.E., the Corporation) will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer, subject to the Issuer having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of New Securities -- Description of Capital Securities; LIQUIDATION OF ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS".

     The Subordinated Debentures are unsecured and are subordinated and junior in right of payment to all Senior Debt of the Corporation.

     In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, the holders of the Capital Securities will be entitled to receive as a preference a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount (as defined herein) in Subordinated Debentures, subject to certain exceptions. See "Description of New Securities -- Description of Capital Securities; LIQUIDATION DISTRIBUTION UPON Termination".

     The Issuer is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Issuer within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it

(cover page continued)
are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and
(iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Issuer may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Issuer (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer believe that Participating Broker-Dealers, may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (as defined herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution". Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities".

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that, upon receipt of notice from the Corporation or the Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Corporation or the Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Issuer has given notice that the sale of the New Capital Securities (or the Guarantee or the Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Issuer that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation currently does not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Issuer will have any further obligation to such holders (other than under certain limited

(cover page continued)
circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors
 -- Consequences of a Failure to Exchange Old Capital Securities".

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on              , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Issuer and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer -- Fees and Expenses". Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from November 27, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after November 27, 1996. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities
as of              ,      .

     Neither the Corporation nor the Issuer will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution".

     This Prospectus may be used by First Union Capital Markets Corp., an affiliate of the Corporation, in connection with offers and sales related to market-making transactions in New Securities effected from time to time after the commencement of the offering to which this Prospectus relates. First Union Capital Markets Corp. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

                       FOR NORTH CAROLINA RESIDENTS ONLY

     THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

     THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND CAPITAL SECURITIES MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (I) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (II) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                               TABLE OF CONTENTS

                                                                                                                          PAGE
Available Information..................................................................................................      7
Incorporation of Certain Documents by Reference........................................................................      7
Summary................................................................................................................      8
Risk Factors...........................................................................................................     12
The Issuer.............................................................................................................     16
The Corporation........................................................................................................     17
Consolidated Ratios of Earnings to Fixed Charges.......................................................................     21
Use of Proceeds........................................................................................................     21
Capitalization.........................................................................................................     22
Accounting Treatment...................................................................................................     23
The Exchange Offer.....................................................................................................     24
Description of New Securities..........................................................................................     32
Description of Old Securities..........................................................................................     52
Relationship Among Capital Securities, Subordinated Debentures and Guarantee...........................................     52
Certain Federal Income Tax Consequences................................................................................     54
Certain ERISA Considerations...........................................................................................     56
Plan of Distribution...................................................................................................     57
Validity of New Capital Securities.....................................................................................     58
Experts................................................................................................................     58

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuer have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Issuer have been included herein. The Corporation and the Issuer do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debentures of the Corporation and issuing the Trust Securities. The Corporation has, through the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. See "The Issuer" and "Description of New Securities". In addition, the Corporation does not expect that the Issuer will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission (File No. 1-10000) pursuant to Section 13(a) or 15(d) of the Exchange Act are incorporated into this Prospectus by reference:

     1. the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; and

     3. the Corporation's Current Reports on Form 8-K dated January 10, February 9, August 20, September 6, and October 16, 1996.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, First Union Corporation, Two First Union Center, Charlotte, North Carolina 28288-0206, telephone number (704) 374-6782.

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED HEREIN AND SHOULD BE READ IN CONJUNCTION WITH SUCH INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, SUCH INFORMATION. CAPITALIZED TERMS USED HEREIN HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS.

THE EXCHANGE OFFER

     Up to $500,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation and the Issuer are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer -- Procedures for Tendering Old Capital Securities".

EXPIRATION DATE

     The Expiration Date of the Exchange Offer will be 5:00 p.m., New York City
time, on                   , 1997 unless the Exchange Offer is extended by the
Corporation and the Issuer. See "The Exchange Offer -- Expiration Date; Extensions; Amendments".

CONDITIONS TO EXCHANGE OFFER

     The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Issuer in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to Exchange Offer". The Corporation and the Issuer reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date; Extensions; Amendments".

WITHDRAWAL RIGHTS

     Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to Wilmington Trust Company, as Exchange Agent (the "Exchange Agent"), in conformity with certain procedures set forth below under "The Exchange
Offer -- Withdrawal Rights".

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities". Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Corporation or the Issuer. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent".

RESALES OF NEW CAPITAL SECURITIES

     The Corporation and the Issuer are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the

Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, any Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities that wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resale of New Capital Securities", the Corporation and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution". Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities".

EXCHANGE AGENT

     The Exchange Agent is Wilmington Trust Company. The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS

     Neither the Corporation nor the Issuer will receive any proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds".

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS; CERTAIN ERISA CONSIDERATIONS

     Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Considerations" and "Certain ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

DESCRIPTION OF NEW SECURITIES

GENERAL

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer and will have a preference under certain circumstances with respect to Distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital Securities -- Subordination of Common Securities". The sole assets of the Issuer are the Subordinated Debentures, and payments under the Subordinated Debentures will be the sole revenue of the Issuer. The Subordinated Debentures are unsecured subordinated debt securities issued under the Indenture between the Corporation and Wilmington Trust Company, as trustee.

SECURITIES OFFERED

     The Issuer is offering up to $500,000,000 aggregate Liquidation Amount of the Issuer's 8.04% Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Trust Agreement. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities -- Description of New Capital Securities; GENERAL". The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer -- Purpose of Exchange Offer", "Description of New Securities" and "Description of Old Securities".

DISTRIBUTIONS

     Holders of the Capital Securities will be entitled to receive as a preference cumulative cash Distributions accruing from the date of original issuance and payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1997, at the per annum rate set forth on the cover page of this Prospectus to the persons in whose names the Capital Securities are registered at the close of business on the relevant record dates. See "Description of New Securities -- Description of Capital Securities; DISTRIBUTIONS".

     The Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Subordinated Debentures as and when required. See "Risk Factors -- Ranking of Subordinated Obligations Under Guarantee and Subordinated Debentures".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right to defer payments of interest on the Subordinated Debentures at any time or from time to time by extending the interest payment period thereon for Extension Periods of up to 10 consecutive semi-annual periods with respect to each deferral period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. If interest payments on the Subordinated Debentures are deferred, Distributions on the Capital Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank PARI PASSU with or junior to the Subordinated Debentures. During an Extension Period, Distributions on the Capital Securities will continue to accumulate and Distributions that are in arrears will bear interest on the amount thereof at the per annum rate set forth on the cover page of this Prospectus (to the extent permitted by applicable law), compounded semi-annually, and holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes in advance of receipt of cash related to such income. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein.

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. See "Risk Factors -- Option to Extend Interest Payment Period; TAX CONSEQUENCES", "Description of New Securities -- Description of Subordinated Debentures; OPTION TO EXTEND INTEREST PAYMENT PERIOD" and "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount".

REDEMPTION; SPECIAL EVENT

     The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at maturity or upon their earlier redemption. The Subordinated Debentures are redeemable, at the option of the Corporation, (i) on or after December 1, 2006, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and continuation of a Special Event, including a Tax Event or a Regulatory Capital Event (each as defined herein). See "Risk Factors -- Special Event -- Redemption" and "Description of New Securities -- Description of Capital Securities; REDEMPTION".

     See "Risk Factors -- Possible Tax Law Changes Affecting Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities prior to December 1, 2006.

     No sinking fund will be established for the benefit of the Capital Securities.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

     The holder of the Common Securities (I.E., the Corporation) has the right to terminate the Issuer at any time and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer, subject to the Issuer having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of New Securities -- Description of Capital Securities; LIQUIDATION OF ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS".

GUARANTEE

     The payment of Distributions and payments on the liquidation of the Issuer or the redemption of the Capital Securities are guaranteed by the Corporation to the extent that the Issuer has sufficient funds available therefor. Such guarantee is subordinate and junior in right of payment to all Senior Debt of the Corporation. See "Risk Factors -- Rights Under Guarantee" and "Description of New Securities -- Description of Guarantee".

TRANSFER

     The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities resulting in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ABSENCE OF MARKET FOR NEW CAPITAL SECURITIES

     The New Capital Securities will be a new issue of securities for which there currently is no market. Although Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., and J. P. Morgan Securities Inc., the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), have informed the Corporation and the Issuer that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Issuer do not intend to apply for listing the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                                  RISK FACTORS

     Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

RANKING OF SUBORDINATED OBLIGATIONS UNDER GUARANTEE AND SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Subordinated Debentures and the Guarantee are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. At September 30, 1996, the aggregate outstanding Senior Debt of the Corporation was $123.3 billion. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Corporation for payments on the Subordinated Debentures. See "The Corporation". None of the Indenture, the Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of New Securities -- Description of Guarantee; STATUS OF GUARANTEE" and "Description of New Securities -- Description of Subordinated Debentures; SUBORDINATION,".

     The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.04% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction entered into prior to such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.04%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities -- Description of Capital Securities; DISTRIBUTIONS" and "Description of New
Securities -- Description of Subordinated Debentures; OPTION TO EXTEND INTEREST PAYMENT PERIOD".

     Should an Extension Period occur, a holder of the Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its PRO RATA share of the Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of the Capital Securities will include such income in gross income for

United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales or Redemption of Capital Securities".

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

SPECIAL EVENT -- REDEMPTION

     Upon the occurrence and continuation of a Tax Event or a Regulatory Capital Event, the Corporation has the right to redeem the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Regulatory Capital Event and therefore cause a mandatory redemption of the Capital Securities before, as well as after, December 1, 2006. The Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise this redemption right without the Corporation having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     A "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Corporation on the Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges. See " -- Possible Tax Law Changes Affecting Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities prior to December 1, 2006.

     "Regulatory Capital Event" means the receipt by the Corporation of an opinion of an independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of Capital Securities under the Trust Agreement, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, tier 1 capital (or its then equivalent); provided, however, that the distribution of the Subordinated Debentures in connection with the liquidation of the Issuer shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     See "Description of New Securities -- Description of Subordinated Debentures; REDEMPTION".

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

     The holder of the Common Securities (I.E., the Corporation) will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer, subject to the Issuer having received an opinion of counsel to the effect that the distribution will not be taxable to the holders of Capital Securities. The Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise this right without the Corporation having received the prior approval of the Federal Reserve Board, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. See "Description of New Securities -- Description of Capital Securities; LIQUIDATION OF ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS".

MARKET PRICES

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of the Capital Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of the Capital Securities may receive Subordinated Debentures on termination of the Issuer, prospective purchasers of the Capital Securities are also making an investment decision with respect to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein. See "Description of New Securities -- Description of Subordinated Debentures".

RIGHTS UNDER GUARANTEE

     Wilmington Trust Company will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. Wilmington Trust Company will also act as Debenture Trustee for the Subordinated Debentures under the Indenture, and as Property Trustee and Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer:
(i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities in liquidation of the Issuer. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event (i) a Debenture Event of Default shall have occurred and be continuing, and (ii) such event is attributable to the failure of the Corporation to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of the Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of the Capital Securities in the Direct Action. Except as described herein, holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of New Securities -- Description of Subordinated Debentures; ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES", " -- Debenture Events of Default" and " -- Description of Guarantee". The Trust Agreement provides that each holder of the Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of the Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Issuer's rights as holder of Subordinated Debentures and the Guarantee. Holders of the Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the holder of the Common Securities may amend the Trust Agreement without the consent of holders of the Capital Securities to ensure that the Issuer will be classified for United States federal income tax purposes as other than an association taxable as a corporation or as a grantor trust, provided that such action does not adversely affect the interests of such holders. See "Description of New Securities -- Description of Capital Securities; VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT" AND ";REMOVAL OF ISSUER TRUSTEES".

POSSIBLE TAX LAW CHANGES AFFECTING CAPITAL SECURITIES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. The Revenue Reconciliation Bill, if enacted into law, would, among other things, have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would have generally denied interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as if exercised. The above-described provisions were proposed to be effective as to instruments issued on or after December 7, 1995. If either provision were to have applied to the Subordinated Debentures, the Corporation would have been unable to deduct interest on the Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of New Securities -- Description of Subordinated Debentures; REDEMPTION" and " -- Description of Capital Securities; REDEMPTION". See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes".

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Issuer do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities -- Description of Capital Securities; GENERAL".

     The Old Capital Securities provide that, if the Exchange Offer is not consummated within 30 days of the date hereof, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on the 31st day after the date hereof, until the Exchange Offer is consummated. See "Description of Old Capital Securities". Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not Affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Issuer have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each Participating Broker-Dealer that receives New Capital Securities for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution".

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation, the Issuer, nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                                   THE ISSUER

     The Issuer is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 21, 1996. The Issuer's business and affairs are conducted by the Issuer Trustees: Wilmington Trust Company, as Property Trustee and Delaware Trustee. In addition, two individuals who are employees or officers of or affiliated with the Corporation act as administrators with respect to the Issuer (the "Administrators"). The Administrators were selected by the holder of the Common Securities (I.E., the Corporation). The Issuer exists exclusively for the purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Subordinated Debentures are the sole assets of the Issuer, and payments under the Subordinated Debentures are the sole revenue of the Issuer. All of the Common Securities are owned by the Corporation. The Common Securities rank PARI PASSU, and payments will be made thereon PRO RATA, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default (as defined herein) under the Trust Agreement resulting from a Debenture Event of Default under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New
Securities -- Description of Capital Securities; SUBORDINATION OF COMMON SECURITIES". The Corporation acquired the Common Securities in an aggregate Liquidation Amount equal to three percent of the total capital of the Issuer. The Issuer has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The holders of a majority in Liquidation Amount of the Capital Securities, if an Event of Default under the Trust Agreement has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The holder of the Common Securities (I.E., the Corporation) will pay all fees and expenses related to the Issuer and the Exchange Offer except as provided herein, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer.

     The principal executive office of the Issuer is in care of First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013,
Attention: Secretary, and its telephone number is (704) 374-6565.

                                THE CORPORATION

GENERAL

     The Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Through its banking subsidiaries, the Corporation provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. The Corporation also provides various other financial services, including mortgage banking, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of September 30, 1996, and for the nine months then ended, the Corporation reported assets of $133.9 billion, net loans of $92.5 billion, deposits of $91.4 billion, stockholders' equity of $8.7 billion and net income applicable to common stockholders of $1.0 billion, and as of such date the Corporation operated through 2,138 offices in 38 states, Washington, D.C. and four foreign countries. The Corporation is the sixth largest bank holding company in the United States, based on assets at September 30, 1996.

HISTORY AND BUSINESS

     The Corporation was incorporated under the laws of North Carolina in 1967. Pursuant to a corporate reorganization in 1968, First Union National Bank of North Carolina and First Union Mortgage Corporation, a mortgage banking firm acquired by First Union National Bank of North Carolina in 1964, became subsidiaries of the Corporation.

     Since the 1985 Supreme Court decision upholding regional interstate banking legislation, the Corporation has concentrated its efforts on building a large, regional banking organization in what it perceives to be some of the better banking markets in the eastern region of the United States. Since November 1985, the Corporation has completed 71 banking-related acquisitions, including the more significant acquisitions (I.E., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table.

                                                                    ASSETS/             CONSIDERATION/
NAME                                        HEADQUARTERS        DEPOSITS (1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
Atlantic Bancorporation...................  Florida              $  3.8 billion   common stock/pooling         November 1985
Northwestern Financial Corporation........  North Carolina          3.0 billion   common stock/pooling         December 1985
First Railroad & Banking Company of         Georgia                 3.7 billion   common stock/pooling         November 1986
  Georgia.................................
Florida National Banks of                   Florida                 7.9 billion   cash/preferred               January 1990
  Florida, Inc............................                                        stock/purchase
Southeast banks...........................  Florida                 9.9 billion   cash, notes/preferred        September 1991
                                                                                  stock/purchase
Resolution Trust Company ("RTC")            Florida, Georgia,       5.3 billion   cash/purchase                1991-1994
  acquisitions............................  Virginia
Dominion Bankshares Corporation...........  Virginia                8.9 billion   common stock/preferred       March 1993
                                                                                  stock/pooling
Georgia Federal Bank, FSB.................  Georgia                 4.0 billion   cash/purchase                June 1993
First American Metro Corp.................  Virginia                4.6 billion   cash/purchase                June 1993
American Savings of Florida, F.S.B........  Florida                 3.3 billion   common stock/purchase        July 1995
First Fidelity Bancorporation ("FFB").....  New Jersey,            35.3 billion   common stock/preferred       January 1996
                                            Pennsylvania                          stock/pooling
Center Financial Corporation..............  Connecticut          $  4.0 billion   common stock/purchase        November 1996

(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits acquired from the RTC, and (ii) the dollar amount relating to Southeast banks, which represent assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the Federal Deposit Insurance Corporation (the "FDIC").

(2) In addition, the Corporation acquired (i) Lieber & Company ("Lieber"), a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994, and (ii) Keystone Investments, Inc. ("Keystone"), a mutual fund advisory company with $11.8 billion in assets under management, in December 1996. The consideration paid by the Corporation was in the form of the Corporation's common stock; and both acquisitions were accounted for as poolings of interests.

     The Corporation is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases negotiations, frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of the Corporation's book value and net income per common share may occur in connection with any future transactions.

SUPERVISION AND REGULATION

     The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to the Corporation. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the applicable statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of the Corporation.

     GENERAL. As a bank holding company, the Corporation is subject to regulation under the BHCA and to its examination and reporting requirements. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of, or a waiver of such approval by, the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     The earnings of the Corporation are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the Office of the Comptroller of the Currency (the "OCC"), which is the principal regulator of the Corporation's national bank subsidiaries, and the FDIC, which is the principal federal regulator of the Corporation's state-chartered bank subsidiaries. In addition, there are numerous governmental requirements and regulations which affect the activities of the Corporation.

     PAYMENT OF DIVIDENDS. The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of the Corporation's revenues result from amounts paid as dividends to the Corporation by its national bank subsidiaries. The prior approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses.

     In addition to its national bank subsidiaries, the Corporation has two state-chartered bank subsidiaries, each of which is subject to dividend limitations under applicable state laws.

     Under the foregoing dividend restrictions and certain restrictions applicable to certain of the Corporation's nonbanking subsidiaries, as of September 30, 1996, the Corporation's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate dividends of $430 million to the Corporation. In the first nine months of 1996, the Corporation's subsidiaries paid $1.1 billion in cash dividends to the Corporation.

     In addition, the Corporation and its bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a national bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC (the appropriate agency with respect to the Corporation's national bank subsidiaries) and the FDIC (the appropriate agency with respect to the Corporation's state-chartered bank subsidiaries) have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.

     BORROWINGS, ETC. There are also various legal restrictions on the extent to which each of the Corporation and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of the Corporation or such nonbank subsidiaries, to ten percent of the lending bank's capital stock and surplus, and as to the Corporation and all such nonbank subsidiaries in the aggregate, to 20 percent of such lending bank's capital stock and surplus.

     The Federal Deposit Insurance Act, as amended (the "FDIA"), among other things, imposes liability on an institution the deposits of which are insured by the FDIC, such as the Corporation's subsidiary national banks, for certain potential obligations to the FDIC incurred in connection with other FDIC-insured institutions under common control with such institution.

     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months' notice, to sell the stock of such stockholder to make good the deficiency. Under Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, the Corporation may not find itself willing or able to provide it.

     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     CAPITAL ADEQUACY. The minimum guidelines for the ratio of capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is eight percent. At least half of the total capital is to be composed of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock, less certain intangibles ("tier 1 capital" and, together with tier 2 capital, "total capital"). The remainder may consist of subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance ("tier 2 capital"). At September 30, 1996, the Corporation's tier 1 and total capital ratios were 6.38 percent and 10.94 percent, respectively.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets ("leverage ratio") equal to three percent for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least four to five percent. The Corporation's leverage ratio at September 30, 1996, was 5.23 percent. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised the Corporation of any specific minimum leverage ratio or tangible tier 1 leverage ratio applicable to it.

     Each of the Corporation's subsidiary national banks is subject to similar capital requirements adopted by the OCC or the FDIC. Each of the Corporation's subsidiary banks had a leverage ratio in excess of 5.17 percent, as of September 30, 1996. As of that date, the federal banking agencies have not advised any of the subsidiary national banks of any specific minimum leverage ratio applicable to it.

     Banking regulators continue to indicate their desire to raise capital requirements applicable to banking organizations, including a proposal to add an interest rate risk component to risk-based capital guidelines.

     PROMPT CORRECTIVE ACTION. The FDIA, among other things, requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The FDIA establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

     The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. See " -- CAPITAL ADEQUACY". Under the regulations, a FDIC-insured bank will be (i) "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the OCC to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and (v) "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets. As of September 30, 1996, all of the Corporation's deposit-taking subsidiary banks had capital levels that qualify them as being "well capitalized" under such regulations.

     The FDIA generally prohibits a FDIC-insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the depository institution's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".

     "Significantly undercapitalized" insured depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator.

     DEPOSITOR PREFERENCE STATUTE. Under federal law, deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

     INTERSTATE BANKING AND BRANCHING LEGISLATION. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorizes interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, beginning June 1, 1997, a bank may merge with a bank in another state as long as neither of the states has opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. The IBBEA further provides that states may enact laws permitting interstate merger transactions prior to June 1, 1997. A bank may establish and operate a DE NOVO branch in a state in which the bank does not maintain a branch if that state expressly permits DE NOVO branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through DE NOVO branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the opting out state, whether through an acquisition or DE NOVO.

     FDIC INSURANCE ASSESSMENTS; DIFA. The FDIC reduced the insurance premiums it charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000.00 for "well capitalized" banks, effective January 1, 1996. Premiums related to deposits assessed by the Savings Association Insurance Fund ("SAIF"), including savings association deposits acquired by banks, continued to be assessed at a rate of between 23 cents and 31 cents per $100.00 of deposits. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law. DIFA is expected to reduce the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks to the same levels assessed for deposits insured by BIF. The Corporation currently estimates such reductions in premiums may amount to approximately $35 million pre-tax per year.

     DIFA also provides for a special one-time assessment imposed on deposits insured by the SAIF, including such deposits held by banks, to recapitalize the SAIF to bring the SAIF up to statutory required levels. The Corporation accrued for the one-time assessment in the third quarter of 1996 in the amount of $86 million after tax in connection with the SAIF recapitalization.

     DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to SAIF-insured deposits) to pay for the cost of Financing Corporation funding. The Corporation currently estimates assessments may amount to up to $14 million after-tax in 1997 with similar assessments per year through 1999 (or earlier if no savings associations exist prior to December 31, 1999) in connection with such funding.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Corporation's ratios of earnings to fixed charges for the years and periods indicated:

                                                                NINE MONTHS
                                                                   ENDED
                                                               SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                                   1996         1995     1994     1993     1992     1991
Consolidated Ratios of Earnings to Fixed Charges
  Excluding interest on deposits............................        2.23X        2.75     3.55     3.95     2.71     1.80
  Including interest on deposits............................        1.46X        1.54     1.73     1.70     1.32     1.17
Consolidated Ratios of Earnings to Fixed Charges
  and Preferred Stock Dividends
  Excluding interest on deposits............................        2.22X        2.67     3.10     3.59     2.43     1.69
  Including interest on deposits............................        1.45X        1.53     1.67     1.67     1.30     1.15

Consolidated Ratios of Earnings to Fixed Charges
  Excluding interest on deposits............................
  Including interest on deposits............................
Consolidated Ratios of Earnings to Fixed Charges
  and Preferred Stock Dividends
  Excluding interest on deposits............................
  Including interest on deposits............................

     For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs.

                                USE OF PROCEEDS

     Neither the Corporation nor the Issuer will receive cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Issuer will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

     The net proceeds to the Issuer from the offering of the Old Capital Securities was approximately $500 million (before deducting expenses associated with the offering). All of the proceeds from the sale of Capital Securities were invested by the Issuer in the Old Subordinated Debentures. The net proceeds from the sale of the Old Subordinated Debentures were added by the Corporation to its general corporate funds and have been and will be used for general corporate purposes. Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities.

     The Corporation is required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. See "The
Corporation -- Supervision and Regulation; CAPITAL ADEQUACY". On October 21, 1996, The federal Reserve Board announced that cumulative preferred securities having the characteristics of the Capital Securities and which qualify as a minority interest could be included as tier 1 capital for bank holding companies. Such tier 1 capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for regulatory purposes than other tier 1 capital alternatives currently available to it.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996, and as adjusted to give effect to the consummation of the offering of the Old Capital Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference". Also shown below are certain consolidated regulatory capital ratios of the Corporation and its subsidiaries at September 30, 1996. For additional discussion of regulatory capital requirements applicable to the Corporation, see "The Corporation -- Supervision and Regulation; CAPITAL ADEQUACY". The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Corporation.

                                                                                                         SEPTEMBER 30, 1996
(DOLLARS IN MILLIONS)                                                                                HISTORICAL      AS ADJUSTED
LONG-TERM DEBT....................................................................................    $  7,332           7,332
GUARANTEED PREFERRED BENEFICIAL INTERESTS IN CORPORATION'S JUNIOR SUBORDINATED DEFERRABLE INTEREST
  DEBENTURES (1)..................................................................................          --             500
STOCKHOLDERS' EQUITY
  Preferred stock.................................................................................
     Preferred stock, no par value per share, authorized 10,000,000 shares, none issued...........          --              --
     Class A, no par value per share, authorized 40,000,000 shares................................          --              --
       Series B $2.15 Cumulative Convertible, 1,910,946 issued (2)................................          48              48
  Common stock, $3.33 1/3 par value; authorized 750,000,000 shares,
     outstanding 270,507,508 shares...............................................................         901             901
  Paid-in capital.................................................................................       1,408           1,408
  Retained earnings...............................................................................       6,431           6,431
  Unrealized loss on debt and equity securities...................................................         (99)            (99)
       Total stockholders' equity.................................................................       8,689           8,689
       Total capitalization.......................................................................    $ 16,021          16,521

                                                                                                           THE        REGULATORY
                                                                                                       CORPORATION     MINIMUM
CONSOLIDATED REGULATORY CAPITAL RATIOS (as of September 30, 1996)
  Tier 1 capital to risk-adjusted assets (3)........................................................       6.38%         4.00
  Total capital to risk-adjusted assets (4).........................................................      10.94          8.00
  Leverage (5)......................................................................................       5.23              (6)

(1) As described herein, the sole assets of the Issuer are $515 million of the Subordinated Debentures, issued by the Corporation to the Issuer. The Subordinated Debentures (which accrue interest at the rate of 8.04% per annum) will mature on December 1, 2026. The Corporation owns all of the Common Securities of the Issuer which accumulate Distributions at the rate of 8.04% per annum. It is anticipated that the Issuer will not be subject to the reporting requirements under the Exchange Act. See "Accounting Treatment".
(2) The outstanding shares of Series B Cumulative Convertible Class A Preferred Stock were redeemed on November 15, 1996.
(3) Tier 1 capital consists of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock (including the Capital Securities), less certain intangibles.
(4) Total capital consists of tier 1 capital and subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance. At least half of a bank holding company's total capital is to be composed of tier 1 capital.
(5) The leverage ratio is defined as the ratio of tier 1 capital divided by adjusted average quarterly assets.
(6) Federal Reserve Board guidelines provide for a minimum leverage ratio of three percent for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will be required to maintain a leverage ratio of three percent plus an additional amount of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer will be treated as a subsidiary of the Corporation, and accordingly, the accounts of the Issuer will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures", and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

     The Corporation has agreed that future financial reports of the Corporation will: (i) present the Capital Securities issued by the Issuer on the balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures", which will be classified similar to minority interests; (ii) include in a footnote to the Corporation's consolidated financial statements disclosure that the sole assets of the Issuer are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of the Subordinated Debentures) and whether Staff Accounting Bulletin 53 treatment is sought; (iii) include, in an audited footnote to the consolidated financial statements, disclosure that (a) the Issuer is wholly-owned; (b) the sole assets of the Issuer are the Junior Subordinated Debentures; and (c) the obligations of the Corporation under the applicable documents, in the aggregate, constitute a full and unconditional guarantee by the Corporation of the Issuer's obligations under the Capital Securities.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Issuer entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Issuer agreed to file and to use their reasonable best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Issuer under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by June 26, 1997, the Distribution rate borne by the Old Capital Securities commencing on June 27, 1997, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities".

     The Exchange Offer is not being made to, nor will the Issuer or the Corporation accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Subordinated Debentures, of which $515,464,000 aggregate principal amount is outstanding, for a like, aggregate principal amount of the New Subordinated Debentures. The New Guarantee and New Subordinated Debentures have been registered under the Securities Act.

TERMS OF EXCHANGE

     The Issuer hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $500,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Issuer will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $500,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $500,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities".

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses".

     NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ADMINISTRATOR OR TRUSTEE OF THE ISSUER MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NOONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
                  , 1997, unless the Exchange Offer is extended by the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Issuer expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Issuer determine, in their sole discretion, that any of the events or conditions referred to under " -- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under " -- Withdrawal Rights", and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Issuer to constitute a material change, or if the Corporation and the Issuer waive a material condition of the Exchange Offer, the Corporation and the Issuer will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Issuer may choose to make any public announcement and subject to applicable law, the Corporation and the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under " -- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message or lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Issuer and the Corporation may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Corporation and the Issuer will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Issuer gives oral or written notice to the Exchange Agent of the Corporation's and the Issuer's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Issuer for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Issuer's acceptance for exchange of Old Capital Securities) or the Corporation and the Issuer extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Issuer's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Issuer and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under " -- Withdrawal Rights".

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Issuer will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Issuer or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under " -- Exchange Agent" , and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     BOOK ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under " -- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Corporation's and the Issuer's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions of the Exchange Offer.

     DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Issuer, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Issuer reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation or the Issuer, be unlawful. The Corporation and the Issuer also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange

Offer as set forth under " -- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Corporation's and the Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Issuer, any affiliates or assigns of the Corporation or the Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, proper evidence satisfactory to the Corporation and the Issuer, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Issuer is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Issuer may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Issuer (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation

Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution". Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Issuer has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under " -- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in " -- Procedures for Tendering Old Capital Securities", the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under " -- Procedures for Tendering Old Capital Securities".

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Issuer, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Issuer, any affiliates or assigns of the Corporation or the Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date (as defined herein) with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after November 27, 1996.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Issuer will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Corporation's and the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (d) a banking moratorium shall have been declared by United States federal or North Carolina or New York State authorities which, in the Corporation's and the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer;

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Issuer, threatened for that purpose any governmental approval has not been obtained, which approval the Corporation and the Issuer shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (g) any change, or any development involving a prospective change, in the business or financial affairs of the Issuer or the Corporation or any of its subsidiaries has occurred which, in the judgment of the Corporation and the Issuer, might materially impair the ability of the Issuer or the Corporation to proceed with the Exchange Offer.

     If the Corporation and the Issuer determine in their sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Corporation and the Issuer may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Issuer will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                Wilmington Trust Company
                Rodney Square North
                1100 North Market Square
                Wilmington, Delaware 19890-0001
                Attention: Corporate Trust Administration
                Telephone:
                Facsimile:

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Issuer will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Issuer has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred undivided beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Issuer over the Common Securities. See " -- SUBORDINATION OF COMMON SECURITIES." The Trust Agreement has been qualified under the Trust Indenture Act. This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement describes the material terms of the New Securities but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

  GENERAL

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $500,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank PARI PASSU, and payments thereon will be made PRO RATA, with the Common Securities of the Issuer, except as described under " -- SUBORDINATION OF COMMON SECURITIES". Legal title to the Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee is a guarantee on a subordinated and junior basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Issuer does not have funds on hand available to make such payments. See " -- Description of Guarantee".

  DISTRIBUTIONS

     Distributions on the Capital Securities are cumulative from the date of original issuance and are payable as a preference at the annual rate of 8.04% of the Liquidation Amount of $1,000, semi-annually in arrears on June 1 and December 1 of each year, to the holders of the Capital Securities at the close of business on the 15th day of the month preceding the relevant Distribution Date. The first Distribution Date for the Capital Securities will be June 1, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), then payment of the Distributions payable on such date will be made on the next succeeding Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same effect as if made on the date such payment was originally payable.

     So long as no "Event of Default" (as defined in the Indenture) with respect to the Subordinated Debentures (a "Debenture Event of Default") has occurred and is continuing (see " -- Description of Subordinated Debentures; DEBENTURE EVENTS OF DEFAULT"), the Corporation has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. See " -- Description of Subordinated Debentures; GENERAL". As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.04% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in Corporation Common Stock, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any guarantee of other junior subordinated debentures, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction entered into prior to such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See " -- Description of Subordinated Debentures; OPTION TO EXTEND INTEREST PAYMENT PERIOD" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

     The revenue of the Issuer available for distribution to holders of Capital Securities will be limited to payments under the Subordinated Debentures. If the Corporation does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under " -- Description of Guarantee".

  REDEMPTION

     MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days notice, at the redemption prices ("Redemption Prices") specified herein plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See " -- Description of Subordinated Debentures; REDEMPTION". If less than all of the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the repayment or redemption of all or any part of the Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities.

     The Corporation has the right to redeem the Subordinated Debentures (i) on or after December 1, 2006, in whole at any time or in part from time to time, or
(ii) at any time, in whole (but not in part), upon the occurrence of a Special Event. The Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such redemption rights without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     SPECIAL EVENT REDEMPTION. If a Tax Event or a Regulatory Capital Event shall occur and be continuing, the Corporation has the right to redeem the Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities and Common Securities in whole (but not in part) at the Special Event Redemption Price (as defined herein) within 90 days following the occurrence of such Tax Event or Regulatory Capital Event. In the event a Tax Event has occurred and is continuing and the Corporation does not elect to redeem the Subordinated Debentures and thereby cause a mandatory redemption of such Capital Securities or to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, cause the Subordinated Debentures to be distributed to holders of the Capital Securities and Common Securities in liquidation of the Issuer as described below, the Capital Securities will remain outstanding and Additional Sums (as defined herein) may be payable on the Subordinated Debentures.

     As used herein:

          "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

          "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed.

          "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

          "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Old Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Corporation on the Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

          "Regulatory Capital Event" means the receipt by the Corporation of an opinion of an independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Old Capital Securities under the Trust Agreement, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, tier 1 capital (or its then equivalent); provided, however, that the distribution of the Subordinated Debentures in connection with the liquidation of the Issuer shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

  REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the applicable proceeds from the contemporaneous redemption of the Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand and available for the payment of such Redemption Price. See ";SUBORDINATION OF COMMON SECURITIES".

     If the Issuer gives a notice of redemption in respect of the Capital Securities, then by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held by DTC or its nominee the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See ";FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER". If Capital Securities are held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee, as described under " -- Description of Guarantee", Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Payment of the applicable Redemption Price on the Capital Securities and any distribution of Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable.

     If less than all of the outstanding Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Capital Securities and Common Securities to be redeemed shall be allocated PRO RATA to the outstanding Capital Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the Liquidation Amount of Capital Securities of a denomination larger than $1,000, provided that the holder of such Capital Securities has at least 100 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption, and in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Capital Securities or portions thereof) called for redemption.

  LIQUIDATION OF ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS

     The holder of the Common Securities (I.E., the Corporation) has the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer, subject to the Issuer having received an opinion of counsel to the effect that the distribution will not be taxable to holders of Capital Securities. In addition, the Corporation has committed to the Federal Reserve Bank of Richmond that as holder of the Common Securities it will not exercise the foregoing right as holder of the Common Securities without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     After the liquidation date fixed for any distribution of Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities in book-entry form, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Subordinated Debentures having a Like Amount equal to the aggregate Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented to the Property Trustee or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer were to occur. Accordingly, the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase such Capital Securities.

  SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if, on any Distribution Date or Redemption Date, a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (see ";EVENTS OF DEFAULT; NOTICE") resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to the Trust Agreement, the Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of:

          (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;

          (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as holder of the Common Securities, has given written direction to the Property Trustee to terminate the Issuer (which direction is optional and wholly within the discretion of the Corporation, as holder of the Common Securities);

          (iii) redemption of all of the Capital Securities in connection with the redemption of the Subordinated Debentures as described under ";REDEMPTION; and

          (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, to the holders of Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Capital Securities shall be paid on a PRO RATA basis. The holder of the Common Securities (I.E., the Corporation) will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (iv) above, the Subordinated Debentures may be subject to optional redemption in whole (but not in part).

  EVENTS OF DEFAULT; NOTICE

     Under the Trust Agreement, any one of the following events constitutes an Event of Default with respect to the Capital Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see " -- Description of Subordinated Debentures; DEBENTURE EVENTS OF DEFAULT"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
     (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25 percent in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities and the Administrators, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Issuer as described above. See ";LIQUIDATION DISTRIBUTION UPON TERMINATION". The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

  REMOVAL OF ISSUER TRUSTEES

     If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

  CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal standards of the Trust Indenture Act or of any jurisdiction in which any part of the assets of the Issuer may at the time be located, the Property Trustee shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such assets, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement.

  MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee or the Delaware Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

  MERGER, CONSOLIDATION, AMALGAMATION OR REPLACEMENT OF ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise indicated in the

Trust Agreement. The Issuer may, at the request of the holder of the Common Securities (I.E, the Corporation) and with the consent of a majority (based on the Liquidation Amount) of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Property Trustee expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100 percent in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

  VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under " -- Description of Guarantee; AMENDMENT AND ASSIGNMENT" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holder of the Common Securities (I.E., the Corporation) and the Property Trustee without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than an association taxable as a Corporation at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the holder of the Common Securities (I.E., the Corporation) and the Property Trustee with (i) the consent of holders representing not less than a majority (based on Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be classified as an association taxable as a corporation or affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act; provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Subordinated Debentures, (ii) waive any past default that is waiveable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required for the Issuer to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     The Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

     New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited on issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "; EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES".

     DEPOSITARY PROCEDURES. DTC has advised the Issuer and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Issuer and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations (including the Euroclear System ("Euroclear") and Cedel, S.A. ("CEDEL") which are Participants in such system. All interests in a Global Capital Security, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "; EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES".

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their names, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Issuer or the Corporation. Neither the Issuer nor the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Issuer, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and CEDEL participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary or take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

     Because of the time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interest in a Global Capital Security by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

     DTC has advised the Issuer and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect to such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Issuer and the Corporation believe to be reliable, but neither the Issuer nor the Corporation takes responsibility for the accuracy thereof.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES. A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Capital Security (the "Depositary") and the Issuer thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement.

  PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates. Payments in respect of Capital Securities that are not held by the Depositary shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the Securities Registrar appointed under the Trust Agreement. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. In the event that the Property Trustee shall no longer be the Paying Agent, the Property Trustee shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators) to act as Paying Agent.

  REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of any Capital Securities after such Capital Securities have been called for redemption.

  INFORMATION CONCERNING PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing under the Trust Agreement and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act and will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Property Trustee and the holder of the Common Securities (I.E., the Corporation) are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Property Trustee and the holder of the Common Securities (I.E., the Corporation) determine in their sole discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF SUBORDINATED DEBENTURES

     The Old Subordinated Debentures were issued, and the New Subordinated Debentures will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Subordinated Debentures and the Indenture describes the material terms thereof but does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

  GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Issuer invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Old Subordinated Debentures issued by the Corporation.

     Pursuant to the Exchange Offer, the Corporation will exchange the Old Subordinated Debentures for the New Subordinated Debentures as soon as practicable after the date hereof. No Old Subordinated Debentures will remain outstanding after such exchange. The Subordinated Debentures are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See ";SUBORDINATION". The Corporation is a holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The payment by the Corporation's bank subsidiaries, in particular, are subject to restrictions under federal (and, in the case of state-chartered banks, state) law. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Corporation for payments on the Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including the Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise. See ";SUBORDINATION". The Subordinated Debentures bear interest payable, at the annual rate of 8.04% of the principal amount thereof, semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1997, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.04% thereof, compounded semi-annually. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. The Subordinated Debentures will mature on December 1, 2026.

  OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture at any time during the term of the Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.04%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (or holders of Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction entered into prior to such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or, (ii) the date the Property Trustee is required to give notice to the holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

  ADDITIONAL SUMS

     If the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

  REGISTRATION, DENOMINATION AND TRANSFER

     The Subordinated Debentures will be registered in the name of the Issuer. In the event that the Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See " -- Description of Capital Securities; FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER".

     The Subordinated Debentures will be issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiplies of $1,000 in excess thereof. Subordinated Debentures will be exchangeable for other Subordinated Debentures, of any authorized denominations, of a like aggregate principal amount.

     Payments on Subordinated Debentures represented by a global security will be made to DTC, as the Depositary for the Subordinated Debentures. In the event Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable, and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Subordinated Debentures are issued in certificated form, the record dates for payments of interest will be the 15th day of the month preceding the Interest Payment Dates.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

  REDEMPTION

     The Corporation may, at its option, redeem the Subordinated Debentures on or after December 1, 2006, in whole or in part from time to time. The Corporation has committed, however, to the Federal Reserve Bank of Richmond that it will not exercise this redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. The Redemption Price for any Subordinated Debenture so redeemed shall equal the following prices, expressed in percentages of the principal amount together with any accrued and unpaid interest thereon to the Redemption Date, if redeemed during the 12-month period beginning December 1 of the years indicated below:

YEAR                                                                                         PERCENTAGE
2006......................................................................................     104.020%
2007......................................................................................     103.618
2008......................................................................................     103.216
2009......................................................................................     102.814
2010......................................................................................     102.412
2011......................................................................................     102.010
2012......................................................................................     101.608
2013......................................................................................     101.206
2014......................................................................................     100.804
2015......................................................................................     100.402
2016 and thereafter.......................................................................     100.000%

     Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. The Corporation may not redeem the Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Subordinated Debentures for all interest periods terminating on or prior to the Redemption Date.

     In addition, if a Tax Event or Regulatory Capital Event shall occur and be continuing, the Corporation may, at its option, redeem Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Regulatory Capital Event, at a redemption price (the "Special Event Redemption Price") equal to the greater of (i) 100% of the principal amount of the Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Subordinated Debentures on December 1, 2006, together with scheduled payments of interest from the prepayment date to December 1, 2006 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus, in each case, accrued interest thereon to the date of prepayment. The Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise this redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) 1.25% if such prepayment date occurs on or prior to December 1, 1997 and (ii) .50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Debenture Trustee after consultation with the Corporation. "Reference Treasury Dealer" means: (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary

Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on such Subordinated Debentures or portions thereof called for redemption.

     The Subordinated Debentures will not be subject to any sinking fund.

  RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation has agreed (and in connection with the New Subordinated Debentures will agree) that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction theretofore entered into), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default with respect to the Subordinated Debentures and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if the Subordinated Debentures are held by the Issuer, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

  MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of the Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of the Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding

Subordinated Debenture so affected, (i) change the Stated Maturity of Subordinated Debentures, except as otherwise specified herein, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Capital Securities unless and until the principal of the Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Subordinated Debentures, any supplemental indenture to the Indenture for the purpose of creating any new series of junior subordinated debentures.

  DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes a Debenture Event of
Default:

          (i) failure for 30 days to pay any interest on the Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on any Subordinated Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25 percent in aggregate outstanding principal amount of outstanding Subordinated Debentures; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25 percent in aggregate outstanding principal amount of Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and should the Debenture Trustee or such holders of Subordinated Debentures fail to make such declaration, the holders of at least 25 percent in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture. Should the holders of Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures.

  ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If (i) a Debenture Event of Default has occurred and is continuing and (ii) such event is attributable to the failure of the Corporation to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Capital Securities may institute a Direct Action against the Corporation for enforcement of payment to such holder of the principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. If the right to bring a Direct Action is removed, the Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation has the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.

     The holders of the Capital Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See " -- Description of Capital Securities; EVENTS OF DEFAULT; NOTICE".

  CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person will consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or Washington, D.C., and such successor Person expressly assumes the Corporation's obligations on the Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) such transaction is permitted under the Trust Agreement and the Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Subordinated Debentures.

  SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

  DISTRIBUTION OF SUBORDINATED DEBENTURES

     As described under " -- Description of Capital Securities; LIQUIDATION OF ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS", under certain circumstances involving the termination of the Issuer, Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Issuer, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement. It is anticipated that the depositary arrangements for the Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. If the Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of the Issuer, the Corporation will use its reasonable best efforts to list the Subordinated Debentures on the New York Stock Exchange or such other stock exchanges, if any, on which the Capital Securities are then listed. There can be no assurance as to the market price of any Subordinated Debentures that may be distributed to the holders of Capital Securities.

  SUBORDINATION

     The Indenture provides that the Subordinated Debentures will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Subordinated Debentures or the Property Trustee on behalf of the holders will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debentures.

     In the event of the acceleration of the maturity of the Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all Other Financial Obligations (as hereinafter defined) of such Person; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Other Financial Obligations" means, with respect to any Person, all obligations to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, and (iv) any other debt securities issued pursuant to the Indenture. Senior Debt includes, without limitation, Debt issued (i) under the indenture, dated as of April 1, 1983, and amended thereafter, between the Corporation and Chemical Bank, as trustee, and (ii) except to the extent otherwise provided with respect to any series of debt securities issued after the date hereof, under the indenture, dated as of March 15, 1986, and amended thereafter, between the Corporation and Harris Trust and Savings Bank, as trustee.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

  RESTRICTIONS ON TRANSFER

     The Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $100,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Subordinated Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debentures.

  GOVERNING LAW

     The Indenture and the Subordinated Debentures are governed by and construed in accordance with the laws of the State of New York.

  INFORMATION CONCERNING DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  CERTAIN COVENANTS RELATING TO ISSUER

     The Corporation will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, and (ii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF GUARANTEE

     The Old Guarantee was entered into by the Corporation concurrently with the issuance by the Issuer of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the New Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee describes the material terms of the Guarantee but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

  GENERAL

     The Corporation has irrevocably agreed (and under the New Guarantee will irrevocably agree) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at the time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at the time; or (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Capital Securities on liquidation of the Issuer. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Issuer to pay the amounts to the holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Capital Securities, but will apply only to the extent that the Issuer has funds sufficient to make the payments, and is not a guarantee of collection.

     If the Corporation does not make interest payments on the Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See ";STATUS OF GUARANTEE". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated and junior in right of payment to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation". The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations with respect to the Capital Securities. See "Relationship Among Capital Securities, Subordinated Debentures and Guarantee".

  STATUS OF GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as the Subordinated Debentures.

     The Guarantee will rank PARI PASSU with any other similar guarantee issued by the Corporation. The Guarantee will constitute a guarantee of payment and not of collection (I.E., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Capital Securities of the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

  AMENDMENT AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under " -- Description of Capital Securities; VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

  EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

  INFORMATION CONCERNING GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of an event of default under the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after an event of default under such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  TERMINATION OF GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Issuer or upon distribution of Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

  GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

  EXPENSE AGREEMENT

     Pursuant to the Expense Agent, the Corporation, as holder of the Common Securities, has irrevocably and unconditionally guaranteed to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of Capital Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respect to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to June 26, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to May 26, 1997, then interest will accrue (in addition to the interest rate on the Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities".

                     RELATIONSHIP AMONG CAPITAL SECURITIES,
                     SUBORDINATED DEBENTURES AND GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Securities -- Description of Guarantee". Taken together, the Corporation's obligations under the Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. If and to the extent that the Corporation does not make payments on the Subordinated Debentures, the Issuer will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a legal proceeding directly against the Corporation for enforcement of payment of such Distributions to such holder. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Capital Securities under such Capital Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Corporation would not constitute a Debenture Event of Default (and, therefore, would not constitue an Event of Default with respect to the Capital Securities). However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Subordinated Debentures would constitute a Debenture Event of Default (and an Event of Default with respect to the Capital Securities).

LIMITED PURPOSE OF ISSUER

     The Capital Securities evidence undivided beneficial interests in the assets of the Issuer, and the Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in the Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on the Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Issuer (or from the Corporation under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Issuer involving the liquidation of the Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law and the Expense Agreement, the holders of the Capital Securities will be entitled to receive, out of assets held by Issuer, the Liquidation Distribution in cash. See "Description of New Securities -- Description of Capital Securities; LIQUIDATION DISTRIBUTION UPON TERMINATION". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt of the Corporation as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of Capital Securities), the positions of a holder of Capital Securities and a holder of such Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or Washington, D.C., or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar, or (v) persons that do not hold Capital Securities as capital assets.

     The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, special tax counsel to the Corporation and the Issuer. This summary is based upon the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Capital Securities. See " -- Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF ISSUER

     In connection with the issuance of the Old Capital Securities, Sullivan & Cromwell have rendered their opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement and certain other factual matters, the Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be required to include in its gross income its PRO RATA share of the interest income, including premium or original issue discount, paid or accrued with respect to the Subordinated Debentures whether or not cash is actually distributed to such Securityholder. See -- "Interest Income and Original Issue Discount".

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote" because of the terms of the relevant debt instrument will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). As a result of the terms and conditions of the Subordinated Debentures that prohibit certain payments with respect to the Corporation's capital stock and indebtedness if the Corporation elects to extend interest payment periods, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance, and accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Subordinated Debentures.

     Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Subordinated Debentures would thereafter be treated as OID as long as the Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service and it is possible that the Internal Revenue Service could take a position contrary to the interpretation herein.

     Because income on the Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

     Under current law, a distribution by the Issuer of the Subordinated Debentures as described herein under "Description of New
Securities -- Description of Capital Securities; LIQUIDATION OF ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS" will be non-taxable and will result in the Securityholder receiving directly his PRO RATA share of the Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. If, however, the liquidation of the Issuer were to occur because the Issuer is subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of Subordinated Debentures to Securityholders by the Issuer would be a taxable event to the Issuer and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Capital Securities for the Subordinated Debentures it received upon the liquidation of the Issuer. A Securityholder will accrue interest in respect of Subordinated Debentures received from the Issuer in the manner described above under " -- Interest Income and Original Issue Discount".

SALES OR REDEMPTION OF CAPITAL SECURITIES

     A Securityholder that sells (including a redemption for cash) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Subordinated Debentures, and the Subordinated Debentures are not considered issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's PRO RATA share of the Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Should the Corporation exercise its option to defer any payment of interest on the Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Subordinated Debentures to the date of disposition and to add such amount to its adjusted tax basis in its PRO RATA share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Although the matter is not free from doubt, an exchange of Old Capital Securities for New Capital Securities should not be taxable to Securityholders.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest income paid and OID accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31 percent will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     It is anticipated that income on the Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     As discussed above, the Revenue Reconciliation Bill would, among other things, generally have denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would generally have denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to have applied to the Subordinated Debentures, the Corporation would have been unable to deduct interest on the Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of Capital Securities; Redemption; SPECIAL EVENT REDEMPTION" and "; DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES".

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a Plan subject to ERISA, should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 408 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(6) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25 percent of the value of each class of equity interests in the Issuer were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25 percent of the total value of such Capital Securities, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities were purchased and held by the Corporation.

     Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of Plan and assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of a bank or other subsidiaries), extensions of credit between the Corporation and the Issuer (as represented by the Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five PTCEs that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset management), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any Plan Asset Entity or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons investing in the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Issuer has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer -- Resales of New Capital Securities". The Issuer will not receive any proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     This Prospectus may be used by First Union Capital Markets Corp., an affiliate of the Corporation, in connection with offers and sales related to market-making transactions in New Securities effected from time to time after the commencement of the offering to which this Prospectus relates. First Union Capital Markets Corp. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     First Union Capital Markets Corp. is a wholly owned subsidiary of the Corporation and an affiliate of the Issuer.

     The Corporation has been advised by First Union Capital Markets Corp. that, subject to applicable laws and regulations, First Union Capital Markets Corp. may make a market in New Securities. However, they are not obligated to do so and any market-making may be discounted at any time without notice. In addition, such market-making activity is subject to the limits imposed by the Securities Act, the Exchange Act and federal banking laws and regulations. There can be no assurance that an active trading market will be sustained.

     The Corporation may agree to indemnify First Union Capital Markets Corp. with respect to certain liabilities in connection with this Prospectus, including liabilities under the Securities Act.

                       VALIDITY OF NEW CAPITAL SECURITIES

     Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuer. The validity of the New Securities will be passed upon for the Corporation by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely upon the opinion of Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Corporation, as to matters of North Carolina law and upon the opinion of Richards, Layton & Finger LLP, Wilmington, Delaware, as to matters of Delaware law. Mr. Cowell is a stockholder of the Corporation and holds options to purchase additional shares of the Corporation's Common Stock. Sullivan & Cromwell regularly perform legal services for the Corporation and its subsidiaries. Members of Sullivan & Cromwell performing these legal services own shares of capital stock of the Corporation.

                                    EXPERTS

     The Corporation's consolidated balance sheets as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, included in the Corporation's 1995 Supplemental Annual Report to Stockholders, which is incorporated by reference in the Corporation's 1995 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering the Corporation's consolidated financial statements refers to a change in the method of accounting for investments.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in defense of a proceeding to which he or she is a party because of their status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not so indemnify. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     The Corporation's Bylaws provide for indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of their status as such, excluding any liability relating to activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the Corporation. The Corporation's Articles provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.

     The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Under the Amended and Restated Trust Agreement, the Corporation has agreed to indemnify each of the Issuer Trustees and Administrators, and to hold such Issuer Trustees and Administrators harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such Trust Agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement or the Amended and Restated Trust Agreement each of which is filed as an exhibit to this Registration Statement.

     Insofar as indemnification for liabilities arising under the Section Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise (other than insurance), each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance or the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS.

EXHIBIT NO.                                             DESCRIPTION OF EXHIBIT
       4(a)   Indenture, dated as of November 27, 1996, between the Corporation and Wilmington Trust Company, as
              Debenture Trustee
       4(b)   Certificate of Trust of First Union Institutional Capital I*
       4(c)   Amended and Restated Trust Agreement of First Union Institutional Capital I (including the related Form of
              Expense Agreement)
       4(d)   Form of Capital Security Certificate for First Union Institutional Capital I (included as Exhibit D of
              Exhibit 4(c))
       4(e)   Guarantee Agreement
       4(f)   Registration Rights Agreement, dated as of November 27, 1996, among the Corporation, the Issuer and Morgan Stanley & Co. Incorporated,
              CS First Boston Corporation, Goldman, Sachs & Co. and J.P. Morgan
              Securities Inc.
       4(g)   All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries
              (Not filed pursuant to clause 4 (iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission)

EXHIBIT NO.                                             DESCRIPTION OF EXHIBIT
       5(a)   Opinion of Marion A. Cowell, Jr., Esq., as to validity of the New Subordinated Debentures and the New
              Guarantee to be issued by the Corporation*
       5(b)   Opinion of Richards, Layton & Finger as to validity of the New Capital Securities*
       5(c)   Opinion of Sullivan & Cromwell as to validity of the New Subordinated Debentures and the New Guarantee to
              be issued by the Corporation*
       8      Opinion of Sullivan & Cromwell as to certain federal income tax matters*
      12(a)   Computations of Consolidated Ratios of Earnings to Fixed Charges (Incorporated by reference to Exhibit
              (12)(a) to the Corporation's 1996 Third Quarter Report on Form 10-Q
      12(b)   Computations of Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
              (Incorporated by reference to Exhibit (12)(b) to the Corporation's 1996 Third Quarter Report on
              Form 10-Q
      23(a)   Consent of KPMG Peat Marwick LLP
      23(b)   Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit 5(a))*
      23(c)   Consent of Richards, Layton & Finger (Included in Exhibit 5(b))*
      23(d)   Consent of Sullivan & Cromwell (Included in Exhibit 5(c))*
      23(e)   Consent of Sullivan & Cromwell (Included in Exhibit 8)*
      24      Powers of Attorney
      25(a)   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture*
      25(b)   Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and
              Restated Trust Agreement*
      25(c)   Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Capital Securities*
      27      The Corporation's Financial Data Schedule (Incorporated by reference to Exhibit (27) to the Corporation's
              1996 Third Quarter Report on Form 10-Q
      99(a)   Form of Letter of Transmittal and instructions thereto*
      99(b)   Form of Letter of Brokers, Dealers, Commercial Banks, Issuer Companies and Other Nominees*
      99(c)   Form of Letter from Brokers, Dealers, Commercial Banks, Issuer Companies and Other Nominees to their clients.*
      99(d)   Form of Notice of Guaranteed Delivery*

* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned Registrants hereby also undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Each of the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, First Union Corporation and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 30th day of December, 1996.

                                         FIRST UNION CORPORATION

                                         By:        MARION A. COWELL, JR.
                                                   MARION A. COWELL, JR.
                                                 EXECUTIVE VICE PRESIDENT,
                                                GENERAL COUNSEL & SECRETARY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and as of the date indicated above.

                      SIGNATURE                                          CAPACITY

                      *EDWARD E. CRUTCHFIELD            Chairman and Chief Executive Officer and
                EDWARD E. CRUTCHFIELD                     Director

                          *ROBERT T. ATWOOD             Executive Vice President and Chief
                   ROBERT T. ATWOOD                       Financial Officer

                            *JAMES H. HATCH             Senior Vice President and Corporate
                    JAMES H. HATCH                        Controller (Principal Accounting Officer)

                            *EDWARD E. BARR             Director
                    EDWARD E. BARR

                                                        Director
                  G. ALEX BERNHARDT

                          *W. WALDO BRADLEY             Director
                   W. WALDO BRADLEY

                           *ROBERT J. BROWN             Director
                   ROBERT J. BROWN

                           *ROBERT T. DAVIS             Director
                   ROBERT T. DAVIS

                          *R. STUART DICKSON            Director
                  R. STUART DICKSON

                               *B. F. DOLAN             Director
                     B. F. DOLAN

                      SIGNATURE                                          CAPACITY

                          *RODDEY DOWD, SR.             Director
                   RODDEY DOWD, SR.

                          *JOHN R. GEORGIUS             Director
                   JOHN R. GEORGIUS

                                                        Director
                  ARTHUR M. GOLDBERG

                        *WILLIAM N. GOODWIN             Director
                  WILLIAM N. GOODWIN

                         *BRENTON S. HALSEY             Director
                  BRENTON S. HALSEY

                         *HOWARD H. HAWORTH             Director
                  HOWARD H. HAWORTH

                                                        Director
                    FRANK M. HENRY

                                                        Director
                  LEONARD G. HERRING

                     *JUAN RODRIGUEZ INCIARTE           Director
               JUAN RODRIGUEZ INCIARTE

                                                        Director
                   JACK A. LAUGHERY

                               *MAX LENNON              Director
                      MAX LENNON

                         *RADFORD D. LOVETT             Director
                  RADFORD D. LOVETT

                           *JOSEPH NEUBAUER             Director
                   JOSEPH NEUBAUER

                        *HENRY D. PERRY, JR.            Director
                 HENRY D. PERRY, JR.

                       *RANDOLPH N. REYNOLDS            Director
                 RANDOLPH N. REYNOLDS

                      SIGNATURE                                          CAPACITY

                                                        Director
                     RUTH G. SHAW

                     *CHARLES M. SHELTON, SR.           Director
               CHARLES M. SHELTON, SR.

                            *LANTY L. SMITH             Director
                    LANTY L. SMITH

                     *ANTHONY P. TERRACCIANO            Director
                ANTHONY P. TERRACCIANO

                                                        Director
                   DEWEY L. TROGDON

                                                        Director
                    JOHN D. UIBLE

                              *B. J. WALKER             Director
                     B. J. WALKER

      * Marion A. Cowell, Jr., Attorney-in-Fact

                       MARION A. COWELL, JR.
                MARION A. COWELL, JR.

Date: December 30, 1996

     Pursuant to the requirements of the Securities Act of 1933, as amended, First Union Institutional Capital I has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 30th day of December, 1996.

                                         FIRST UNION INSTITUTIONAL CAPITAL I

                                         By: First Union Corporation, as
                                             Depositor

                                         By:         KENNETH R. STANCLIFF
                                                   KENNETH R. STANCLIFF
                                                   SENIOR VICE PRESIDENT

                                 EXHIBIT INDEX

EXHIBIT                                   DESCRIPTION                                                 LOCATION
     4(a) Indenture, dated as of November 27, 1996, between the Corporation and                    Filed herewith
          Wilmington Trust Company, as Debenture Trustee

     4(b) Certificate of Trust of First Union Institutional Capital I                                     *

     4(c) Amended and Restated Trust Agreement of First Union Institutional Capital                Filed herewith
          I (including the related Form of Expense Agreement)

     4(d) Form of Capital Security Certificate for First Union Institutional Capital               Filed herewith
          I (included as Exhibit D of Exhibit 4(c))

     4(e) Guarantee Agreement                                                                      Filed herewith

     4(f) Registration Rights Agreement, dated as of November 27, 1996, among                      Filed herewith
          the Corporation, the Issuer and Morgan Stanley & Co. Incorporated,
          CS First Boston Corporation, Goldman, Sachs & Co. and J.P. Morgan
          Securities Inc.

     4(g) All instruments defining the rights of holders of long-term debt of the      Not filed pursuant to clause 4(iii) of
          Corporation and its subsidiaries                                             Item 601(b) of Regulation S-K; to be
                                                                                       furnished upon request of the
                                                                                       Commission

     5(a) Opinion of Marion A. Cowell, Jr., Esq., as to validity of the New                               *
          Subordinated Debentures and the New Guarantee to be issued by the
          Corporation

     5(b) Opinion of Richards, Layton & Finger as to validity of the New Capital                          *
          Securities

     5(c) Opinion of Sullivan & Cromwell as to validity of the New Subordinated                           *
          Debentures and the New Guarantee to be issued by the Corporation

     8    Opinion of Sullivan & Cromwell as to certain federal income tax matters                         *

    12(a) Computations of Consolidated Ratios of Earnings to Fixed Charges             Incorporated by reference to Exhibit
                                                                                       (12)(a) to the Corporation's 1996 Third
                                                                                       Quarter Report on Form 10-Q

    12(b) Computations of Consolidated Ratios of Earnings to Fixed Charges and         Incorporated by reference to Exhibit
          Preferred Stock Dividends                                                    (12)(b) to the Corporation's 1996 Third
                                                                                       Quarter Report on Form 10-Q

    23(a) Consent of KPMG Peat Marwick LLP                                                         Filed herewith

    23(b) Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit 5(a))                               *

    23(c) Consent of Richards, Layton & Finger (Included in Exhibit 5(b))                                 *

    23(d) Consent of Sullivan & Cromwell (Included in Exhibit 5(c))                                       *

    23(e) Consent of Sullivan & Cromwell (Included in Exhibit 8)                                          *

    24    Powers of Attorney                                                                       Filed herewith

    25(a) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as                         *
          trustee under the Indenture

    25(b) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as                         *
          trustee under the Amended and Restated Trust Agreement

    25(c) Form T-1 Statement of Eligibility of Wilmington Trust Company under the                         *
          Guarantee for the benefit of the holders of Capital Securities

    27    The Corporation's Financial Data Schedule                                    Incorporated by reference to Exhibit
                                                                                       (27) to the Corporation's 1996 Third
                                                                                       Quarter Report on Form 10-Q

    99(a) Form of Letter of Transmittal and instructions thereto                                          *

    99(b) Form of Letter of Brokers, Dealers, Commercial Banks, Issuer Companies and                      *
          Other Nominees.

EXHIBIT                                   DESCRIPTION                                                 LOCATION
    99(c) Form of Letter from Brokers, Dealers, Commercial Banks, Issuer Companies                        *
          and Other Nominees to their clients

    99(d) Form of Notice of Guaranteed Delivery                                                           *

* To be filed by amendment.